Exhibit 3.23

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “SALIX ANIMAL HEALTH, LLC” FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF AUGUST, A.D. 2017, AT 2:12 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE TWENTY-THIRD DAY OF AUGUST, A.D. 2017.

/s/ Jeffrey W. Bullock Jeffrey W. Bullock, Secretary of State
6513513 8100F	Authentication: 203070206
SR# 20175752533	Date: 08-16-17
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:12 PM 08/16/2017 FILED 02:12 PM 08/16/2017 SR 20175752533 - File Number 6513513	Execution Version

CERTIFICATE OF FORMATION

OF

SALIX ANIMAL HEALTH, LLC

This Certificate of Formation, dated as of August 16, 2017, is being duly executed and filed by the undersigned, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.).

1. The name of the limited liability company is Salix Animal Health, LLC (the “Company”).

2. The address of its registered office in the State of Delaware is: 251 Little Falls Drive, Wilmington, Delaware 19808, in New Castle County. The name of its registered agent at such address is: Corporation Service Company.

3. This Certificate of Formation shall be effective on August 23, 2017.

4. The personal liability of the members, managers and officers of the Company is hereby limited and eliminated to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended and supplemented from time to time.

5. The Company shall have the power to indemnify and advance legal defense fees to its members, managers and officers to the fullest extent permitted by the laws of the State of Delaware, as the same may be amended and supplemented from time to time.

(Signature page follows)

1369075-v5\NYCDMS

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the date first written above.

By:	/s/ Joanne P. Chomiak
Name:	Joanne P. Chomiak
Title:	Authorized Person

[Signature page to Salix Delaware Certificate of Formation]